Exhibit 23.1

KPMG LLP 2500 Ruan Center 666 Grand Avenue Des Moines, IA 50309

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-239204) and on Form S-8 (No. 333-251656) of IAC/InterActiveCorp of our report dated September 1, 2021, with respect to combined financial statements and financial statement schedule II – Valuation and Qualifying Accounts of Meredith Holdings Corporation, which report is incorporated by reference in the Form 8-K of IAC/InterActiveCorp dated December 1, 2021.

/s/ KPMG LLP

Des Moines, Iowa

December 1, 2021